UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    AMENDMENT
                                    NO. 3 TO


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                  ON FORM SB-2


                            EUROPA TRADE AGENCY LTD.
                            ------------------------
                 (Name of small business issuer in its charter)


NEVADA                          5000 / 5100                 98-0434104
---------------                 -----------------           ------------------
(State or                       (Primary Standard           (I.R.S. Employer
jurisdiction of                 Industrial                  Identification Code
incorporation or                Classification              Number)
organization) Number)


           3715 West 14th Avenue, Vancouver, British Columbia V6R 2W8
                  Telephone: (604) 801-6110 Fax: (604) 801-6455
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)

           3715 West 14th Avenue, Vancouver, British Columbia V6R 2W8
           ----------------------------------------------------------
                    (Address of principal place of business)

                                   A Copy To:
                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                          32 Executive Park, Suite 105
                            Irvine, California 92614
                     Tel: (949) 660-9700 Fax: (949) 660-9010


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.
                                       [X]

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                       [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                       [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                       [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

                                    PROPOSED         PROPOSED
TITLE OF EACH                       MAXIMUM          MAXIMUM
CLASS OF                            OFFERING         AGGREGATE      AMOUNT OF
SECURITIES          AMOUNT TO BE    PRICE            OFFERING       REGISTRATION
TO BE REGISTERED    REGISTERED      PER UNIT  (1)    PRICE (2)      FEE (2)
----------------    ------------    -------------    -----------    ------------

Common Stock        1,010,000       $ 0.09           $90,900        $ 11.52
                    shares

(1)  Based on last private placement price on June 30, 2004

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS
                                   ----------

             EUROPA TRADE AGENCY LTD. 1,010,000 SHARES COMMON STOCK
             ------------------------------------------------------


The selling shareholders named in this prospectus are offering all of their shares of common stock offered through this prospectus. The shares were acquired by the selling shareholders directly from us in a private offering that was exempt from registration under the US securities laws.

                       ----------------------------------

Our common stock is presently not traded on any market or securities exchange.

                       ----------------------------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 8 to 11.

                       ----------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       ----------------------------------

We intend to apply to participate in the Over-The-Counter Bulletin Board electronic quotation service maintained by the National Association of Securities Dealers, Inc. The Selling Shareholders will sell the shares offered pursuant to this prospectus at a price or price range per share until our shares our quoted on the Over-The-Counter Bulletin Board, and thereafter, the Selling Shareholders will sell those shares at prevailing market prices or privately negotiated prices. The price or price range at which those Selling Shareholders will sell those shares is $0.09.

The Selling Shareholders will sell the shares contemplated by this prospectus without the use of an underwriter. We will receive none of the proceeds from the sale of those shares.

We are registering 1,010,000 of our common stock for and on behalf of the Selling Shareholders, and we will not receive any of the proceeds from the sale of those shares.

                Estimated Maximum   Underwriting discounts   Proceeds to us
                Offering Price to   and commissions
                the Public
                -----------------   ----------------------   --------------
Per Share       $.09                $0.00                    $0.00
Total maximum   $90,900.00          $0.00                    $0.00




                         The Date of This Prospectus is
                                     , 2004

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ---
PART I: INFORMATION REQUIRED IN THE PROSPECTUS

Summary                                                                       6

The Offering                                                                  7

Risk Factors                                                                  8

Forward-Looking Statements                                                   12

Use of Proceeds                                                              12

Determination of Offering Price                                              12

Dilution                                                                     12

Selling Security Holders                                                     12

Plan of Distribution                                                         17

Legal Proceedings                                                            19

Directors, Executive Officers, Promoters and Control Persons                 19

Significant Employees and Contractors                                        21

Executive Compensation                                                       21

Description of Securities                                                    22

Interests of Named Experts and Counsel                                       24

Disclosure of Commission Position of Indemnification for
Securities Act Liabilities                                                   24

Key Agreements and Developments                                              25

Description of the Business                                                  25

Competition                                                                  31

Marketing Plan                                                               33

Employees                                                                    34

Intellectual Property                                                        34

Management's Discussion and Analysis of Financial Condition
and Results of Operations                                                    35

Description of Property                                                      37

Certain Relationships and Related Transactions                               37

Market for Common Equity and Related Stockholder Matters                     38

Government Regulation                                                        38

Financial Statements                                                         39

Notes to Financial Statements                                                45

Changes in and Disagreements with Accountants Disclosure                     49


PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS

Indemnification of Directors and Officers                                    50

Other Expenses of Issuance and Distribution                                  51

Recent Sales of Unregistered Securities                                      51

Exhibits                                                                     53

Undertakings                                                                 53

Signatures                                                                   55

                                     PART I
                                     ------

                                   PROSPECTUS
                                   ----------

                                     SUMMARY
                                     -------


Europa Trade Agency Ltd. is a Nevada corporation. Our telephone number is (604) 801-6110. Europa was incorporated under the laws of Canada on June 6, 2003 and reincorporated in Nevada on May 26, 2004. We filed our initial list of officers and directors with the Nevada Secretary of State on August 16, 2004. We are a development-stage international trade and distribution company. Our business is the marketing and distribution of products developed and manufactured by other companies. We seek distribution agreements with manufacturers of products we believe there is a ready market for in areas readily accessible to the Company. In some cases we will acquire the exclusive right to distribute a manufacturer's range of products in a specified territory, while in other cases we may only be interested in the right to sell a specified product to a specified buyer.

Our statutory registered agent's office is maintained at 10616 Eagle Nest Street, Las Vegas, NV 89141.

We are registering 1,010,000 shares of our common stock for and on behalf of the selling shareholders. We will not receive any proceeds from the sale of those shares.

We currently represent four manufacturers and we are actively seeking new relationships. Currently:

     1. We are sole distributor of Organic Milling's Back to Nature Golf Nutrition System in Western Canada (the provinces of British Columbia, Alberta, and Saskatchewan).


     2. We are sole distributor of the Kalamazoo Grill in Canada. The Kalamazoo Grill Company manufactures gourmet outdoor cooking grills. It is based in Kalamazoo, Michigan. It manufactures a series of licensed products, including The Harley-Davidson Grill, The Corvette Grill and The College Grill.


     3. We represent McKirdy's RepalFly on a non-exclusive basis, without a designated territory. We have negotiated the right to market McKirdy's products to North American retailers at specified prices orally and have not as of yet signed a formal agreement. McKirdy's is an established Canadian brand (approximately 90 years) offering DEET and Citronella-based insect repellent compounds. McKirdy's is made by JGM McKirdy Ltd. of Kingston, Ontario.

     4. We market ScentMaster citronella-based insect repellent products in the United States and Canada. We have a written exclusivity agreement with the manufacturer which grants us the exclusive right to market ScentMaster to Wal-Mart Canada and Wal-Mart USA. Otherwise we operate on a non-exclusive basis. ScentMaster is made by Bug Master LLC of Lancaster, New York. We have not received any orders to date for ScentMaster.

We are currently receiving revenue solely from the sale of the snack bars comprising the Golf Nutrition System. We have received only minimal revenue to date and only from the sale of that product. Europa requires capital in order to finance operations, market the products we represent, purchase and house inventory, and investigate and secure additional business relationships.


                                  THE OFFERING
                                  ------------

Securities Being Offered: Up to 1,010,000 shares of common stock.

Offering Price: The offering price is $0.09 per share. We intend to apply for a listing of our common stock on the Over-The-Counter Bulletin Board upon our becoming a reporting company under the Securities Exchange Act of 1934. If, as a result, a trading market for our stock commences, the actual price of sale will be determined by market factors.

Terms of the Offering: Subject to compliance with applicable securities laws, the selling shareholders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering: The offering will conclude when all of the 1,010,000 shares of common stock has been sold, registration is no longer required to sell the shares or we decide to terminate the registration of the shares.

Securities Issued and to be Issued: There are 3,010,000 shares of our common stock issued and outstanding as of the date of this prospectus. Existing shareholders will sell all of the shares of our common stock to be sold under this prospectus.

Use of Proceeds: We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information
-----------------------------

Balance Sheet Data:
July 31, 2004
Cash                                                        $ 27,424
Total Assets                                                $ 32,815
Liabilities                                                 $ 10,982
Total Stockholders' Equity                                  $ 21,833


There are 3,010,000 common shares issued and outstanding at July 31, 2004.

Statement of Operations Data:

Net Revenue                                                 $      0
Net Loss Since Inception                                    $ 39,022


                                  RISK FACTORS
                                  ------------

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this Prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you could lose all or part of your investment.


1.   If we do not obtain additional financing, our business will fail.

As of July 31, 2004 we had cash in the amount of $ 27,424. Our business plan calls for significant expenses in connection with the operation of our Company, inventory acquisition, marketing, and the development of new opportunities. We anticipate that revenues from operations will not be sufficient to independently sustain our concerns for some time. Accordingly, we will require additional financing in order to execute our business plan. We do not have any arrangements for financing other than a CDN$20,000 ($15,000 on July 31, 2004) operating line of credit through the Canadian Imperial Bank of Commerce, and an agreement with our president, Thomas Lamb, that he will lend the Company up to $75,000 should the Company require it. We can provide no assurance that we will be able to obtain the required financing when needed. Obtaining additional financing will be subject to a number of factors, including:

     1    Market conditions;
     2    Investor acceptance of our business plan; and
     3    Investor sentiment.

These factors may make the timing, amount, terms and conditions of additional financing unattractive or unavailable to us. If we are not successful in obtaining financing in the amount necessary to complete our business plan, then we will not be able to achieve sufficient revenues and our business will fail.

2. Because we have only recently commenced business operations, we face a high risk of business failure.

We were incorporated on June 6, 2003. We have not yet earned any significant revenues. Accordingly, we have limited operating history from which investors can evaluate our business. An investor should consider the risks, expenses and uncertainties that an early stage company like ours faces. These risks include but are not limited to our ability to:

     1    Maintain viable product lines;
     2    Successfully market our products;
     3    Acquire new, viable products lines; and
     4    Respond effectively to competitive pressures.

As noted in our financial statements that are included with this Prospectus, we are a development stage company that is in the process of growing its business. These conditions, as indicated in the audit report of Morgan & Company, Chartered Accountants of 1488 - 700 West Georgia Street, Vancouver, BC, Canada, V7Y 1A1, raise substantial doubt as to our continuance as a going concern. We can provide no assurance that the products we are currently marketing will have a sufficient market. Nor can we provide assurance that we will be able to attract new, viable products, develop new trade relationships, or respond effectively to market pressures. The success of our business operations will depend upon our ability to obtain further financing to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to complete the successful development of our program and attain profitable operations, then our business will fail.

3.   We expect to incur operating losses for the foreseeable future.

We have never been profitable and have relied on modest revenue, shareholder loans and funds raised by the issuance of shares of our common stock to fund our development. As of July 31, 2004 we have derived revenue from one product, the Golf Nutrition System snack bar. Total revenue to July 31, 2004 derived from that product is $3,385.00. We have incurred losses totaling $21,022 to July 31, 2004, and are currently operating at a loss. Prior to the full execution of our business plan, we anticipate that we will incur increased operating expenses despite realizing revenues from sales. We therefore expect to incur significant losses into the foreseeable future and recognize that if we are unable to generate significant revenues from sales of products we currently represent, and from future products, we will not be able to achieve profitability or continue operations.

4. If our estimates related to expenditures are erroneous, our business may fail.

Our success is in part dependent upon the accuracy of our management's estimates of expenditures. If such estimates are erroneous or inaccurate we may incur unexpected and/or unnecessary costs that could result in the failure of our business and an investor losing their entire investment. Specifically, Europa's office overhead and marketing budgets for the upcoming year are modest. If unanticipated exigencies significantly increase these budgets, the Company may be unable to finance operations and our business will fail.

5. If we are unable to effectively market our products and respond to competitive pressures, our business will fail.

The general markets for the products we currently represent are highly competitive, and competition is expected to continue to increase significantly. We have little or no market share for the products we are currently marketing. There are no substantial barriers of entry into the sports nutrition and barbecue grill markets, and we expect that competition will continue to intensify accordingly. We compete with a large number of companies offering similar products at competitive prices. Many of our existing and potential new competitors have significantly greater financial, technical, marketing and distribution resources than us.

We believe that the competitive factors in the trade and distribution market include brand recognition, quality, access to customers, and price. If we are unable to respond to these competitive forces in order to defend the market share we capture, we will not be able to achieve sufficient revenues and our business will fail.

6.   We heavily rely on third parties to supply and sell our products.

Europa buys products from manufacturers, or acts as agent to manufacturers, and sells or represents those products to retailers. From time to time we intend to sell through intermediaries we call subdistributors in order to reach the greatest number of potential customers. Subdistributors will buy products from us at preferential prices to market in specified territories or to specified customers, or a combination thereof.

While we believe that the manufacturers will continue to produce and deliver the products we order, and that subdistributors will continue to provide services once engaged, there can be no assurance that they will. Nor is it certain that such products and services will available in the future, and if available, will be available on terms deemed acceptable to us or our retailers. Any such unavailability or increased costs could have a materially adverse effect on our business.

We rely on retailers to sell our products to the end consumer. To the extent retailers are unable to effectively market our products to the end consumer, our business will suffer. If retailers we sell to go out of business or are otherwise unable to meet their obligations toward us, we may not be able to collect monies owed and our business and prospects will suffer.

Other than agreements with Organic Milling, The Kalamazoo Grill, and BugMaster, we do not currently have any long-term agreements with the third parties upon which we rely.

7. As our officers and directors do not devote 100% of their time to our business, we may not be able to implement our business plan and our business may fail.

Our officers and directors presently devote only a portion of their time to our business. Thomas Lamb, president, secretary, treasurer and a director, currently devotes 50% of his time, as does Rebecca Miller, director. Dan Turner, director, currently devotes 20% of his time to our business. These percentages may be increased or decreased in the future, but there is no specific plan to do so at this time. Moreover, we can provide no assurance to investors that Mr. Lamb, Mr. Turner and Ms. Miller will be able to devote sufficient amounts of their business time to enable us to implement our business plan. If Mr. Lamb, Mr. Turner or Ms. Miller cannot devote a sufficient amount of their business time to the management of our business if and when they may be required to do so, our business may fail.

We do not have any employees other than our officers and directors.

8. If we are unable to retain key personnel for the operation of our business, there is a risk that our business may fail.

We believe the recruitment and retention of employees or contractors proficient in the areas of marketing, international trade, customer service, product development and clerical administration will be essential in the successful execution of our business plan. Our inability to economically source and retain competent people in these disciplines may adversely affect our business.

9. There is no public trading market for our common stock, so you may be unable to sell your shares.

There is currently no public trading market for our common stock. A market may never develop for our common stock. If a market does not develop, it will be very difficult, if not impossible for an investor to resell their shares. We can provide no assurance to investors that our common stock will ever be traded on any exchange or electronic quotation service. Moreover, we can provide no assurance that any market will develop for our common stock. If a market does not develop, investors may be unable to sell their securities.

10.  Shares of our common stock are "penny stocks".

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, such as shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control of the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

11. Because Thomas Lamb and Craig Lamb, his father, will together beneficially own approximately 67% of the outstanding shares after this offering, they will have effective control the Company.

Thomas Lamb and Craig Lamb will together beneficially own approximately 67% of the outstanding shares after this offering. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions, including mergers, consolidations, the election of directors and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. Thomas Lamb and Craig Lamb currently have effective control of the Company and will continue to have such control after the offering.

The interests of Thomas Lamb and Craig Lamb may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.


                           FORWARD-LOOKING STATEMENTS
                           --------------------------

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as "anticipate," "believe," "plan," "expect," "future," "intend" and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.


                                 USE OF PROCEEDS
                                 ---------------

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

The offering price for the shares of common stock to be sold pursuant to this prospectus is $.09 per share. We determined that such offering price is appropriate, because that is the offering price of our common stock in the last private placement transaction in which we offered and sold our common stock. The offering price that we used in that private placement was determined by our need for working capital.


                                    DILUTION
                                    --------

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


                            SELLING SECURITY HOLDERS
                            ------------------------

The selling shareholders named in this prospectus are offering 1,010,000 shares of common stock through this prospectus. The shares include 1,010,000 shares of our common stock that the selling shareholders acquired from us in offerings that were exempt from registration under Regulation S of the Securities Act of 1933 and completed on May 18, 2004.

The following table provides information current as of October 10, 2004 regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.   the number of shares owned by each prior to this offering,
2.   the total number of shares that are to be offered for each,
3. the total number of shares that will be owned by each upon completion of the offering,
4.   the percentage owned by each, and
5.   the identity of the beneficial holder of any entity that owns the shares.

Name and Address                  Shares Owned     Total Number     Total        Percent
of Selling                        Prior To         of Shares to     Shares to    Owned Upon
Shareholder                       This Offering    be Offered for   be Owned     Completion
                                                   Selling          Upon         of this
                                                   Shareholders'    Completion   Offering
                                                   Account          of this
                                                                    Offering
------------------------------    -------------    --------------   ----------   ----------
Llorn Kylo                           125,000          125,000           NIL           NIL
#10--280 East 6th Avenue
Vancouver, BC
V5T 1S8

Gregory Gillies                      125,000          125,000           NIL           NIL
#108--3055 North Road
Burnaby, BC
V3J 1R7

Mike Willis                          125,000          125,000           NIL           NIL
14437 106th Avenue
Surrey, BC
V4T 1S9

Elsa Troesch                         125,000          125,000           NIL           NIL
1866 West 8th Avenue
Vancouver, BC
V6H 4A6

Michelle Danicek                     125,000          125,000           NIL           NIL
102--3349 Dunbar Street
Vancouver, BC
V6S 2B9

Barbara Lamb                         125,000          125,000           NIL           NIL
204-2140 West 12th Avenue
Vancouver, BC
V6R 2W8

Kathryn Connors                       75,000           75,000           NIL           NIL
#202--2140 West 12th Avenue
Vancouver, BC
V5K 2N2





                                       14



Scott Schnurr                         75,000           75,000           NIL           NIL
9187 156 Street
Surrey, BC
V3R 5Y8

Tera Martin                           20,000           20,000           NIL           NIL
302--1451 East 7th Avenue
Vancouver, BC
V5N 1R9

Grant Wyllychuck                      20,000           20,000           NIL           NIL
Apt. 7 - 1560 Nelson Street
Vancouver, BC
V6G 1M1

Ben Nelson                            20,000           20,000           NIL           NIL
556 Berry Street
Coquitlam, BC
V3J 5T3

Angus Ferguson                        20,000           20,000           NIL           NIL
Unit B
285 West 19th Avenue
Vancouver, BC
V5Y 2B6

Morgan Sharpe                          1,500            1,500           NIL           NIL
6348 49th Avenue
Vancouver, BC
V4K 5A1

Shawn Cumby                            1,500            1,500           NIL           NIL
209--3055 North Road,
Burnaby, BC, V3J 1R7

Michelle Comeau                        1,500            1,500           NIL           NIL
108--3055 North Road,
Burnaby, BC, V3J 1R7

Michael Raven                          1,500            1,500           NIL           NIL
1502 Comox Street
Vancouver, BC
V6G 1P2





                                       15



Nicole Haugen                          1,500            1,500           NIL           NIL
1502 Comox Street
Vancouver, BC
V6G 1P2

CJS Consultants Ltd.(1)                1,500            1,500           NIL           NIL
700--595 Howe Street
Vancouver, BC
V6C 2T5

Stephen Silbernagel                    1,500            1,500           NIL           NIL
700-595 Howe Street
Vancouver, BC
V6C 2T2

Gord Baizley                           1,500            1,500           NIL           NIL
102--2160 Cornwall Avenue
Vancouver, BC
V6K 1B4

Sean Nugent                            1,500            1,500           NIL           NIL
Apt. 7 - 1560 Nelson Street
Vancouver, BC
V6G 1M1

Aimee Moseley                          1,500            1,500           NIL           NIL
5-1234 West 7th Avenue,
Vancouver, BC
V5T 1R2

Churyl Kylo                            1,000            1,000           NIL           NIL
3627 Skana Drive
Vancouver, BC
V5S 4H5

Gordon Masi                            1,000            1,000           NIL           NIL
6567 Hillside Crescent
Delta, BC
V4E 1R1

Susan Masi                             1,000            1,000           NIL           NIL
13517 56 Avenue
Surrey, BC
V3X 2Z5





                                       16



Joshua Development Corporation         1,000            1,000           NIL           NIL
3790 St. Paul's Ave
North Vancouver, BC
(2)

Cory Raven                             1,000            1,000           NIL           NIL
1054 Hornby Street
Vancouver, BC
V6Z 1V6

P. Meyrick Jones                       1,000            1,000           NIL           NIL
5055 Bear Lane
West Vancouver, BC
V7W 1L2

Dean Harman                            1,000            1,000           NIL           NIL
2293 West 33rd Avenue
Vancouver, BC
V6M 1C1

Tracy P. Attewell                      1,000            1,000           NIL           NIL
#402 - 2546
West 4th Avenue
Vancouver, BC
V6R 1P6

Timothy Paterson                       1,000            1,000           NIL           NIL
6169 Elm Street
Vancouver, BC
V6N 1B2

Penny Ford                             1,000            1,000           NIL           NIL
4634 Carnarvon Street
Vancouver, BC
V6L 2S4

Barbara Hinton                         1,000            1,000           NIL           NIL
102 - 5343 Yew Street
Vancouver, BC
V6M 3X7





                                       17



Colin Farrell                          1,000            1,000           NIL           NIL
4433 West 14th Avenue
Vancouver, BC
V6R 2Y3

Karin Tolson                           1,000            1,000           NIL           NIL
3130 Pt. Grey Road
Vancouver, BC
V6K 1B2

Katrina Naples                         1,000            1,000           NIL           NIL
3767 West 19th Avenue
Vancouver, BC
V6S 1C5

Lorraine Hinton                        1,000            1,000           NIL           NIL
#805-1740 Comox Street
Vancouver, BC
V6G 2Z1

(1)  beneficially owned by Corry J. Silbernagel of Vancouver, BC.
(2)  beneficially owned by Ashley Garib of Vancouver, BC.

None of the selling shareholders:

     (1) has had a material relationship with Europa other than as a shareholder as noted above at any time within the past three years; or

     (2)  has ever been an officer or director of Europa.

Some of the Selling Shareholders are related to Thomas Lamb, who is currently the Company's president, secretary and treasurer and a director. Barbara Lamb is Thomas Lamb's mother. Barbara Hinton is Thomas Lamb's cousin and Lorraine Hinton is his aunt. None of the selling shareholders are related to Daniel Turner or Rebecca Miller.

None of the selling stockholders are broker-dealers or affiliates of broker-dealers.


                              PLAN OF DISTRIBUTION
                              --------------------

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

On such public markets or exchanges as the common stock may from time to time be trading,
In privately negotiated transactions,
In short sales, or
In any combination of these methods of distribution.

The sales price to the public may be:

     1.   The market price prevailing at the time of sale,
     2.   A price related to such prevailing market price, or
     3. Such other price as the selling shareholders determine from time to time.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


                                LEGAL PROCEEDINGS
                                -----------------

We are not currently a party to any legal proceedings. Europa Trade Agency Ltd.'s agent for service of process in Nevada is Gary R. Henrie, Esq. of 10616 Eagle Nest Street, Las Vegas, Nevada, 89141.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
          ------------------------------------------------------------

Our executive officers and directors and their respective ages as of October 10, 2004 are as follows:

Directors:

Name of Director                    Age
----------------                    ---
Thomas Lamb                         31
Daniel Turner                       43
Rebecca Miller                      30

Executive Officers:

Name of Officer                     Age            Office
---------------                     ---            ------

Thomas Lamb                         31             President, Secretary and
                                                   Treasurer

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Thomas Lamb
-----------

Thomas Lamb is our president, secretary, treasurer and is a member of our board of directors. He was born August 17, 1973. Mr. Lamb incorporated Europa Trade Agency Ltd. on June 6, 2003 at which time he became a director of the Company and was appointed president, secretary and treasurer.

Mr. Lamb is a Vancouver, British Columbia-based businessman and lawyer. Since June, 2004 he has been corporate secretary of Cabo Mining Enterprises Corp. (TSX Venture Exchange symbol "CBE") and its subsidiaries. From 2001 to 2003, Mr. Lamb worked as a lawyer with Lang Michener, Barristers & Solicitors at the firm's Vancouver office. From 2000 to 2001, Mr. Lamb worked as an articled student at the Vancouver office of McCarthy Tetrault, Barristers & Solicitors. In 2000 Mr. Lamb was granted the degree of Bachelor of Laws by the University of British Columbia. Mr. Lamb studied derivatives regulation under the Hugh M. Brock scholarship at the University of New South Wales in Sydney, Australia from February 2000 to June, 2000. Mr. Lamb holds a Bachelor of Arts in Classical History and Politics from the University of Victoria.

Mr. Lamb spends approximately 50% of his time on our business.

Daniel Turner
-------------

Mr. Daniel Turner was born May 17, 1961, and became a member of our board of directors on May 15, 2004.

Mr. Turner works in sales and management as an independent business consultant. For the past several years Mr. Turner has worked with a range of car dealerships to assist them in improving sales and profitability.. From May of 1995 to December of 1998, he acted as sales manager for Dream Team Inc. of Southern California, where he formed a sales team with five others to focus on off-site car sales. As sales manager, Mr. Turner helped Dream Team develop a range of store clients including Elmore Toyota, Raceway Ford, Theodore Robbins, Shaver Automotive, Claremont Ford, Huntington Beach Toyota, Temecula Ford, and others. Between December, 1998 and January, 2001, Mr. Turner was a promoter and manager of Santa Monica Nissan; from January, 2001 to September, 2002 he worked in the same capacity for Provantage Auto Inc.; and from September, 2002 until November, 2002 he worked with Santa Ana Honda. During 2003 to 2004 Mr. Turner was Internet Director and Manager of 4 Wheels Connection and Massey Chevrolet/Cadillac. In both cases, Mr. Turner worked to develop and build internet marketing and sales systems. He gained experience managing multiple employees and salespeople.. In May of 2004 Mr. Turner became Director of Business Development for the Orange Coast Auto Group of Southern California.

Mr. Turner spends approximately 20% of his time on our business.

Rebecca Miller
--------------

Ms. Rebecca Miller was born July 1, 1973 and became a director of Europa on May 15, 2004.

Ms. Miller is an experienced marketer with a background in fitness and health. In addition to being Europa's Sales Manager and a member of the Company's board of directors, she is Vice-President, Sales of R-Texx Enterprises Inc., a British Columbia company engaged in the design, manufacture and marketing of a range of athletic and collegiate clothing. She has been with R-Texx since March of 2004. From 2002 to April, 2004 Ms. Miller worked as a contract salesperson for Pro Pharma Inc. and Proctor & Gamble.. From 2000 to 2002 she owned and ran Urban Energy fitness consultancy in Vancouver, Canada. In 1999 and 2000 Ms. Miller was manager of the athletic training facility at the University of British Columbia in Vancouver, Canada.

Ms. Miller holds a Bachelor of Human Kinetics from the University of British Columbia and numerous certifications in health, personal training and sales and marketing. She has lived in Vancouver, British Columbia her entire life.

Term of office
--------------

Our Directors are appointed for a one year term to hold office until the next annual general meeting of our shareholders or and until his/her successor shall have been elected and qualified until removed from office in accordance with our bylaws. Our officers are appointed by our Board of Directors and hold office until the next annual meeting of the Board of Directors and until his/her successor shall have been duly elected and qualified or until removed in accordance with our bylaws.


                      SIGNIFICANT EMPLOYEES AND CONTRACTORS
                      -------------------------------------

We have no significant employees other than the directors and officers described above.

We have engaged Rebecca Miller to act as the Company's Sales Manager pursuant to an Independent Contractor Agreement made and effective as of May 15, 2004. The agreement provides that Ms. Miller is to market and assist in selling Europa's products and will be paid a commission equal to 50% of the net profits made by the Company attributable to sales Ms. Miller facilitates. In addition, Ms. Miller will be paid 50% of the value of ongoing agreements with customers which are sold, transferred or assigned by the Company, provided she facilitated dealings with that customer.


                             EXECUTIVE COMPENSATION
                             ----------------------

Compensation
------------

There has been no compensation awarded to, earned by, or paid to our executive officers for the period ended July 31, 2004.

Thomas Lamb, director, president, secretary, and treasurer provides management services at no cost to Europa. The estimated fair value of these services is $2,500 per month starting on February 1, 2004, totaling $15,000 for the period February 1, 2004 to July 31, 2004.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers during the period ended July 31, 2004.

Security ownership of certain beneficial owners and management
--------------------------------------------------------------

The following table provides the names and addresses of each person that owns more than 5% of our outstanding common stock as of October 10, 2004 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.


Title of Class     Name and address                                  Amount of     Percent
                   Of beneficial owner                               Beneficial    Of class
                                                                     ownership
--------------     -------------------                               ----------    --------
Common Stock       Thomas Lamb                                       1,000,000        33%
                   Director, President, Secretary, and Treasurer
                   3715 West 14th Avenue
                   Vancouver, BC, Canada
                   V6R 2W8

Common Stock       Craig Lamb                                        1,000,000        33%
                   3715 West 14th Avenue
                   Vancouver, BC, Canada
                   V6R 2W8

Common Stock       Officers and Directors as a group (1 person)      1,000,000        33%

The percent of class is based on 3,010,000 shares of common stock issued and outstanding as of July 31, 2004.


                            DESCRIPTION OF SECURITIES
                            -------------------------

General
-------

Our authorized capital stock consists of 50,000,000 shares of common stock at a par value of $0.001 per share.

Options and Warrants
--------------------

There are no outstanding options or warrants to purchase, or securities convertible into, shares of Common Stock.

Registration Rights
-------------------

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends
---------

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or

     (2) our total assets would be less than the sum of our total liabilities, plus what is needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Common stock
------------

As of July 31, 2004 there were 3,010,000 shares of our common stock issued and outstanding that were held by 39 stockholders of record.

On March 31, 2004 Thomas Lamb subscribed for 1,000,000 shares at a price of Canadian ("CDN") $0.01 per share, for a total purchase price of CDN $10,000 (US $7,500 at July 31, 2004). Also on March 31, 2004, Craig Lamb, Thomas' father, subscribed for 1,000,000 shares for a price of CDN $0.01 per share for a total purchase price of CDN $10,000 (US $7,500 at July 31, 2004). Both subscriptions were done pursuant to Section 4(2) of the Securities Act of 1933. The total consideration for each CDN $10,000 subscription was paid by canceling loans amounting to a total of CDN $20,000, of which CDN $10,000 was owed by the Company to Thomas Lamb and CDN $10,000 owed to Craig Lamb.

Between April 30, 2004 and May 18, 2004, the Company accepted share subscriptions pursuant to Regulation S of the 1933 Act from 8 individuals, for a total of 900,000 shares at a price of $0.02 each, raising a total of $18,000 for the Company.

Between June 24, 2004 and June 30, 2004, the Company accepted share subscriptions pursuant to Regulation S of the 1933 Act from 29 individuals, for a total of 110,000 shares at a price of $0.09 each, raising a total of $9,900 for the Company.

As of July 31, 2004, there were a total of 3,010,000 shares issued and outstanding between 39 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.


                     INTERESTS OF NAMED EXPERTS AND COUNSEL
                     --------------------------------------

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Morgan & Company, Chartered Accountants of 1488 - 700 West Georgia Street, Vancouver BC, V7Y 1A1, to the extent and for the period set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.


       DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
       -------------------------------------------------------------------
                                 ACT LIABILITIES
                                 ---------------

Our directors and officers are indemnified by the Company's by-laws to the fullest extent not prohibited by Nevada law, provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers. Our by-laws provide that Company is not required to indemnify a director or officer in connection with a proceeding initiated by such person unless (1) required by law, (2) the proceeding was authorized by the Company's board of directors, (3) the indemnification is provided pursuant to the powers vested in the Company by Nevada law, or (4) such indemnification is required to be given pursuant to the by-laws. Our by-laws further provide that the Company may advance funds to an indemnified officer or director to assist with his or her defence, except where a determination is made by a quorum of disinterested directors or independent legal counsel that the indemnified person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

Nevada Revised Statutes Section 78 allows for the indemnification of all officers, directors, employees, stockholders, or agents of a corporation for all actions that they take on behalf of the corporation that they had reasonable cause to believe was legal. This indemnification can include any civil, criminal and administrative action. Indemnification of a director or officer whose acts or omissions involved intentional misconduct, fraud or a knowing violation of law is prohibited.


WE HAVE BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE
-----------------------------------------------------------------------
COMMISSION INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT IS
------------------------------------------------------------------------------
AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT, AND IS, THEREFORE,
----------------------------------------------------------------------------
UNENFORCEABLE.
--------------

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


                         KEY AGREEMENTS AND DEVELOPMENTS
                         -------------------------------

Europa Trade Agency Ltd. was founded by Thomas Lamb on June 6, 2003, whereupon Thomas Lamb became a Director and President, Secretary and Treasurer.

On March 31, 2004, our President and Director Thomas Lamb agreed to loan the Company up to $75,000 USD should the Company require additional funds for any reason. The terms of such loan will be negotiated at the time of lending, but interest charged will not exceed the prevailing prime rate of interest plus 1%.

On June 13, 2004 we entered into a distributorship agreement with Extreme Sports Nutrition Inc., which is Canadian distributor of the Back to Nature Golf Nutrition System. The agreement grants Europa the exclusive right to market and sell the Nutrition System in Western Canada (the provinces of British Columbia, Alberta, and Saskatchewan). The agreement is for an indefinite term and can be terminated by either party on 120 days' prior written notice. We are actively marketing and selling the snack bars which comprise the Nutrition System.

On May 1, 2004 the Company entered into an exclusive distributorship agreement with The Kalamazoo Grill Company. Either party may terminate the agreement upon 6 months prior written notice. The agreement obliges Kalamazoo to pay Europa a 7% commission on the purchase price of sales made into or emanating from Canada at wholesale prices, and a 10% commission on priced sales. The agreement grants Europa the exclusive right to market and sell Kalamazoo Grill products in Canada, subject to Kalamazoo's prior arrangement with a company called HomeSense which grants HomeSense the right to market the Harley-Davidson Grill (one of Kalamazoo Grill's licensed products) in connection with HomeSense's promotion of the Harley-Davidson "Roadhouse Collection" of collectible Harley-Davidson products. We expect to commence distribution of Kalamazoo products in late March, 2005.

On May 15, 2004, Rebecca Miller was elected to the board of directors of the Company and the Company entered into an independent contractor agreement engaging her to provide marketing and sales services (see "Key Employees" section). Under the agreement, Ms. Miller is entitled to 50% of the net profits made by the Company in relation to sales facilitated by her. She is also entitled to 50% of the value of ongoing agreements with customers which are sold, transferred or assigned by the Company, provided Ms. Miller facilitated dealings with that customer.

On June 3, 2004, we entered into a distributorship agreement with Bug Master LLC which grants Europa the exclusive right (subject to certain limitations) to market Bug Master LLC's ScentMaster product to Wal-Mart Canada Corp. The agreement is for a term of 3 years provided that, as of August 15, 2005, Europa has ordered over $20,000 in product from Bug Master, with an automatic 2 year extension to the term if Europa orders over $50,000 in product during the initial 3 year term. After the initial 3 year term, either party may terminate the agreement upon 90 days' prior written notice to the other. On June 7, 2004, Europa entered into a similar agreement with Bug Master LLC in respect of Wal-Mart USA. We expect to commence distribution of ScentMaster in February, 2005.


                           DESCRIPTION OF THE BUSINESS
                           ---------------------------

Our company, as agent, distributor or representative to manufacturers of a number of different products, is simultaneously involved in many different industries. As opportunities arise to acquire distribution rights in respect of new and promising products, we may become involved in more industries yet. At present, the Company is involved in the sale of three main product types, but we do not receive significant revenue from those products. Those products are:

     o Gourmet grills manufactured by Quadrant Manufacturing, Inc., which does business as "The Kalamazoo Grill". The Kalamazoo Grill is based in Kalamazoo, Michigan;
     o Insect repellents manufactured by McKirdy's of Ontario, Canada (1) and Bug Master LLC of New York, USA; and
     o    Snack bars manufactured by Organic Milling of San Dimas, California.

(see "Key Agreements and Developments" section above for details of the distribution agreements in place between Europa and these manufacturers).

(1) We have negotiated the right to market McKirdy's' products on a non-exclusive basis, but have not as of yet signed a formal agreement with McKirdy's.

To July 31, 2004 we derived a total of $3,385 from sales of snack bars. To July 31, 2004 we have not derived any revenue from sales of gourmet grills or insect repellents.

In effect, we specialize and will continue to specialize in the distribution and sale of products developed and manufactured by other companies and people. Europa seeks distribution agreements with manufacturers of products we believe there is a ready market for in areas readily accessible to the Company. In some cases we will acquire the exclusive right to distribute a manufacturer's range of products in a specified territory, while in other cases we may only be interested in the right to sell a specified product to a specified buyer.

Description of the Products
---------------------------

The Kalamazoo Grill
-------------------

About the Product
-----------------

Europa is the exclusive Canadian distributor of The Kalamazoo Grill (or "Kalamazoo") line of gourmet cooking grills. Kalamazoo's marketing focuses on the fact that the grills are made in a "heartland" of America, Kalamazoo, Michigan, rather than offshore, where many cooking grills sold in America are made. Kalamazoo uses stainless steel in the manufacture of its cooking grills for strength and rigidity and to maintain a high strength to weight ratio.

The Kalamazoo Grill Company is a designer and builder of the Harley-Davidson Barbecue featured in the Harley-Davidson Roadhouse Collection of licensed merchandise. Kalamazoo also manufactures a range of branded grills called "College" grills. This line features college logos from various American colleges, such as the University of Michigan, laser cut onto the grill cover and cooking surface.


In addition to its licensed products, Kalamazoo manufactures a range of conventional, non-licensed gourmet grills, from discrete "Pedestal" grills to full-featured high-performance models such as the "Bread Breaker" series.

It is important to understand that most grills are made in either of two ways: sheet metal box construction or a cast aluminum body with sheet metal covers. Grills that are built with box construction will expand and shrink every time used. This expansion and shrinkage will affect all the critical fit areas of the grill. Over time, the grill will get weaker and weaker. Eventually, it will start wobbling and slowly fall apart. Cast aluminum is inexpensive and fairly easy to buy on the market, so many grill manufacturers use it. For this reason, most "throw away grills" are made out of cast aluminum. Cast aluminum generally will not hold up to years of heat.

Kalamazoo, in contrast to most grills, uses a stainless steel angle bar frame and attaches a 12-, 14-, or 16-gauge stainless sheet steel to the frame and then places heat shields in strategic locations. Kalamazoo uses only industrial grade casters, hinges, handles, and fixtures. Control knobs are machined from a solid ingot of stainless steel rather than plastic.

Kalamazoo's burners are guaranteed for a minimum of three years. Kalamazoo's patented stainless steel cooking grill design can be laser cut to a buyer's specifications. Initials, company logos or other designs can be laser cut into the grill.

Market for the Product
----------------------

We will market The Kalamazoo Grill to regional wholesalers and retailers and national retail chains which sell outdoor, patio, and cooking products. Potential customers include Home Depot, Beachcomber, Coast Appliances, Home Hardware, Canadian Tire, and numerous small high-end patio and appliance stores across the country.

The Back to Nature Golf Nutrition System
----------------------------------------

About the Product
-----------------

The Back to Nature Golf Nutrition System is manufactured by Organic Milling Corp. of San Dimas, California. The "System" is actually four flavours of snack bars, two of which are "1st Tee" bars, meant to be eaten before one's round, the other two being "10th Tee" bars, meant to be eaten partway through one's round. They are marketed as superb-tasting, nutritional snacks that can actually enhance golfing performance. They are made specifically for golfers, with the challenges a golfer faces over an 18-hole game in mind. The 1st Tee bars contain chamomile and valerian root, which may help golfers stay calm and focused. The 10th Tee bars contain green tee and panax ginseng extracts, which may help to combat fatigue. All flavors contain several essential vitamins and minerals. The system is a premium product and Europa has been, and will continue to focus on private golf clubs, high-end driving ranges and golf stores, and high-end public golf courses to generate sales.

Market for the Product
----------------------

The market for nutritional and meal replacement bars is currently very large, and growing fast. Over $1.4 billion worth of food bars will be sold in North America this year. Moreover, growth in this category is running at 11% annually. Of golfers, 31% tested in a survey said they eat food bars either before or during their golf round. Overall, 80% of golfers surveyed said they would likely buy a bar specifically designed for golf if they could. (Source: Back to Nature Golf Nutrition System promotional material, see exhibit 99.1).

Insect Repellants
-----------------

About the Products
------------------

McKirdy's RepalFly: McKirdy's of Ontario, Canada has been manufacturing insect repellents for approximately 90 years. It currently makes two varieties, one utilizing DEET and one using citronella. We have a non-exclusive right to market McKirdy's' products in Canada. We intend to focus on marketing the citronella-based product, "McKirdy's RepalFly", as we believe it can be effectively marketed in conjunction with the ScentMaster citronella strip product we also represent. McKirdy's citronella product is especially popular among fishermen because, unlike DEET-based repellents, citronella does not degrade monofilament fishing lines.

Scent Master: Scent Master is made by Bug Master LLC of Lancaster, New York. We have the exclusive right to market this product to Wal-Mart Canada and Wal-Mart USA. The product is attractive to buyers because of its versatility. It is a rubber strip approximately ten inches long that can be worn as a bracelet or attached to a baby stroller, tent ceiling, or any other similar place where needed. The rubber strip is impregnated with citronella oil, which emanates from the strip for several hours, repelling insects.

Market for the Product
----------------------

We will be targeting big-box retailers such as Home Depot, Wal-Mart, Canadian Tire and Home Hardware in Canada. There are several reasons why we believe the mosquito repellent market, and those containing citronella in particular, is set to grow very quickly. We are positioning ourselves to take advantage of this. The two main reasons for this potential growth are the increasing prevalence of mosquito-borne illnesses such as West Nile Virus and the potential adverse effects of DEET when used on children. Our marketing and sales activities will be focusing on these increasingly well-publicized issues.

West Nile Virus
---------------

The U.S. Center for Disease Control has noted the following regarding West Nile Virus (or "WNV"):

"West Nile Virus is a flavivirus commonly found in Africa, West Asia, and the Middle East. The virus can infect humans, birds, mosquitoes, horses and some other mammals."

"WNV... is a potentially serious illness. Experts believe WNV is established as a seasonal epidemic in North America that flares up in the summer and continues into the fall. Most often, WNV is spread by the bite of an infected mosquito. Mosquitoes are WNV carriers that become infected when they feed on infected birds. Infected mosquitoes can then spread WNV to humans and other animals when they bite."

"The easiest and best way to avoid WNV is to prevent mosquito bites."

West Nile virus is carried and spread by mosquitoes and can cause fatal inflammation of the brain (encephalitis) or the membranes covering the brain or spinal cord (meningitis) in more than 100 bird species, and nine mammals, including humans, horses and gorillas. It is closely related to St. Louis encephalitis virus, found in North America. There is currently no vaccine against West Nile virus encephalitis.

In September 2002, American researchers reported the first polio-like paralysis stemming from West Nile virus. Infectious disease specialists in Ontario began seeing West Nile patients hooked up to ventilators, unable to move or breathe. Over the past two years, the media, government and scientists have been giving West Nile significant attention.

(sources: U.S. Centre for Disease Control
http://www.cdc.gov/ncidod/dvbid/westnile/wnv_factSheet.htm; Health Canada
-----------------------------------------------------------
http://www.hc-sc.gc.ca/english/westnile/history.html)

Adverse Effects of N, N-diethyl-m-toluamide ("DEET")
----------------------------------------------------

Both McKirdy's and Scent Master manufacture insect repellents that do not contain DEET. Research has identified the potential for serious adverse effects of prolonged DEET use on children. The North American media have been communicating these findings, leading to increased awareness and demand for non-DEET products by consumers. Health Canada, an agency of the Government of Canada, has advised people: "Using the latest health protection standards, DEET was re-evaluated in 2001 to ensure continued acceptable use and extra protection for children", concluding: "DO NOT use personal insect repellents containing DEET on infants." We believe alternatives to DEET will be a growing segment of the repellent market because of the increasing awareness among parents of the potential adverse effects of the use of DEET on infants and young children as these adverse effects are publicized by health organizations and the media.

(source: Health Canada
http://www.hc-sc.gc.ca/english/westnile/insect_repellents.html)
---------------------------------------------------------------

Current and Future Revenue Streams
----------------------------------

We are currently deriving revenue solely from the sale of golf nutrition bars and have had no sales of our other products. To July 31, 2004 we derived revenue of $3,385 from the sale of golf nutrition bars. We anticipate that we will be deriving revenues from the sale of insect repellants and high-end barbecue grills in Spring 2005.

In May, 2004 we received an indication from Wal-Mart Canada that is interested in making a significant preliminary order of Scent Master strips. We have been meeting with Wal-Mart Canada Corp. buyers since August, 2004 to try and conclude a formal agreement in relation to this order. We will be meeting with Wal-Mart buyers again in November, which meeting may, we are hopeful, result in our receipt of a preliminary order. In the meantime, we are preparing for integration into Wal-Mart inventory management system. Europa has the exclusive right to market the ScentMaster product to Wal-Mart USA. There can be no guarantee or assurance whatsoever that we will successfully market either of our insect repellent products to Wal-Mart.

We will begin concerted marketing of the Kalamazoo Grill product in the late Fall of 2004, when retail chains typically decide on their inventory and do their buying for Spring delivery.

We intend to explore the viability of other products we believe there is a ready market for. Based on the general business knowledge, professional credibility, and large number of business contacts available to the members of our board of directors, we believe such opportunities will be available in the future. It was through personal relationships, professional credibility and contacts that our current President, Thomas Lamb, procured our existing distribution arrangements with The Kalamazoo Grill and the Back to Nature Golf Nutrition System. Rebecca Miller has been integral to the development of opportunities relating to the insect repellents. We anticipate that Mr. Turner should supply the Company with similar relationships, and we also anticipate that Mr. Lamb and Ms. Miller will develop further distribution networks.


                                   COMPETITION
                                   -----------

Gourmet Grills
--------------

Barriers to entry into the gourmet grill segment of the barbecue market are limited. Because this segment, which is where the Kalamazoo Grill competes, can highly profitable for manufacturers, the past several years have witnessed a rapid increase in the number of North American gourmet grill manufacturers. Kalamazoo Grill's competitors include Lynx Professional Grills, Thermador, Phoenix Grills, Weber, and others.

As noted above under the heading "Risk Factors", these companies are in some cases better financed or more established than the Kalamazoo Grill Company, and may from time to time invest more heavily in marketing and promotion to consumers and, critically, to dealers and retailers of their products. Greater resources enable a manufacturer to incentivise its distribution network to a greater degree, especially in the early stages of the development of a distribution network. There is no guarantee The Kalamazoo Grill can or will compete with the incentivisation programs of its competitors, which may put us at a disadvantage as we seek to expand, establish and maintain a viable dealer network. In addition, competitors may be acquired by, receive investments from or enter into other commercial relationships with larger, better-established and better-financed companies.

Insect Repellent
----------------

The mosquito repellent market is dominated by the DEET-based products of "Off" made by SC Johnson. Other competitors include Coretex Products, Inc. of Bakersfield, CA, and Avon Products Inc.'s "Bug Guard" product line.

Our business plan is to not compete with DEET-based repellents, but instead focus on citronella. We believe demand for citronella-based products will grow in light of recent research on the effects of DEET on children's nervous systems and the spread in North America of West Nile Virus (or "WNV") and other mosquito-borne illnesses. We believe this represents a significant business opportunity. The major manufacturers do not appear to dominate this market as of yet. This market, in our view, is heavily fragmented, with a multitude of small companies manufacturing a wide range of citronella candles, sprays, oil lamps and other products.

Golf Nutrition Bars
-------------------

There are a number of competitors in the nutritional bar market that may compete with us, either directly or indirectly. Such competitors include Vector (made by Kellog's), Gatorade, and Powerbar, and to some extent also include all varieties of regular candy bars and snacks. However, the number of companies currently offering a nutritional product specially formulated for and targeted at golfers is extremely limited, and we believe this will give us an advantage when selling to this market.

Several multinational companies are beginning to focus on sports nutrition for golfers. Golf nutrition is seen as an area for growth because of the affluent and health-conscious customer base. We believe the golf nutrition market will inevitably become more competitive. An example is the recent aggressive marketing by Kellog's of its "Vector" nutrition bars to North American golf courses and golf stores.

Barriers to Entry
-----------------

There are some notable barriers to entry which will help to reduce potential competition. These are:

     o Brand Recognition. The Kalamazoo Grill and the Back to Nature Golf Nutrition System have established marketing platforms a high degree of brand recognition. McKirdy's RepalFly and ScentMaster are somewhat established in Canada.

     o Legal exclusivity. Where possible, the Company intends to obtain exclusive distribution rights for what it feels is potentially the strongest product in a given market. For example, we are currently the exclusive distributor of the Kalamazoo Grill in Canada.

     o Pricing. We intend to compete for and defend our market share through aggressive pricing. We believe that the pricing we have negotiated with our suppliers is currently sufficient for the Company to remain competitive and viable. We will adjust our prices in the face of competition as necessary and feasible.


                                 MARKETING PLAN
                                 --------------

The Company's immediate objective is to solidify our existing sales network and compete for new customers. We intend to do so by implementing a marketing strategy with the following elements:

Targeted Marketing
------------------

The Company will market its barbecue grill and insect repellent products to large and medium-sized retailers. Participation in various trade shows will be an integral part of identifying these retailers and developing a database of potential customers.

Innovative Distribution Channels
--------------------------------

We intend to join relevant industry organizations in order to keep us abreast with industry developments and help us expand our network of industry suppliers and customers.

Public Relations
----------------

Company developments will be announced to relevant media (for example, industry associations, newspapers, television, outdoor & golf magazines, etc.) with the aim of gaining free exposure in the form of articles or consumer reviews.

Company Website
---------------

We are currently developing a website at www.europatradeagents.com.
                                         -------------------------


                                    EMPLOYEES
                                    ---------

We do not currently have any employees. To the extent practicable, we intend to engage salespeople on a commission or pay-for-performance basis. As noted above, one of our directors, Rebecca Miller, is currently engaged a sales consultant on a commission basis. We anticipate engaging additional salespeople as business and finances permit in order to accommodate future growth. We will seek to minimize the hiring of full time employees for the foreseeable future.


                              INTELLECTUAL PROPERTY
                              ---------------------

Other than in respect of the goodwill attached to our name we do not rely on intellectual property in our business, but instead rely on manufacturers to protect the copyrights, trademarks, industrial design and patents relating to products we represent. We currently own several domain names which point to our main website, currently under development, at www.europatradeagents.com. They
                                              -------------------------
include www.europa-trading.net and www.etaltd.com.
        ----------------------     --------------

            MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
            ---------------------------------------------------------
                            AND RESULTS OF OPERATIONS
                            -------------------------

Management's Discussion and Plan of Operation.
----------------------------------------------

This section must be read in conjunction with the Audited Financial Statements included in this registration statement.

Results of Operations
---------------------

We started taking in revenues for the first time in September of 2003. For the period ended July 31, 2004, our sales totaled $3,385 since commencing operations in September of 2003. By and large, this sales figure represents initial sampling and trial runs of potential golf snack bar markets of the Company. As of July 31, 2004, the only product we had sold was the golf nutrition bar, which we started selling to golf courses throughout British Columbia in December of 2003. We have generated $3,385 in golf nutrition bar sales as of July 31, 2004. As of July 31, 2004, we had made sales visits to 50 Golf courses and golf retailers in Western Canada, which represents approximately 10% of our target market in our exclusive sales region. Over the next year, we plan to make sales visits to additional golf clubs and retailers in our current exclusive territory (Western Canada, including B.C., Alberta and Saskatchewan), and, if possible, to expand our sales region to other areas of Canada and the United States. Overall, we anticipate that total sales will increase in our next fiscal year as we start selling our insect repellant and barbeque products, as sales of our golf nutrition bars increase, and as we create new distributor relationships for new products.

Gross Profit
------------

Our initial gross margin for the year ended July 31,2004 was a profit of $459. This figure is low due to relatively high inbound shipping costs for the small volume of golf nutrition bars we have purchased to date, and due to low introductory pricing. As the bars gain market acceptance and sales volumes increase we expect unit shipping costs to decrease and the selling prices to increase, resulting in increased gross profit.

Selling, General and Administrative Expenses
--------------------------------------------

Selling, general and administrative expenses for the year ended July 31, 2004 totaled $39,481. The largest expense category was management services in the amount of $15,000. The selling, general and administrative expenses were incurred in connection with our purchase of product from the manufacturers to resell. We incurred substantially more travel expenses in conjunction with seeking product lines to represent, marketing our golf nutrition bars to various golf courses and in marketing our insect repellant products to Wal-Mart Canada. We expect travel, advertising and promotion and telephone expenses to remain the most significant expenses in the coming year as we continue to develop markets for our products. To July 31, 2004 we paid $3,207 in legal, accounting and auditing fees, which comprise the professional fees noted in our financial statements. The fair value of the management services provided by Thomas Lamb has been estimated at $2,500 per month starting on February 1, 2004. An amount of $15,000 for these services has been charged to operations for the period ended July 31, 2004, with a credit to additional paid in capital.

The fair value of office and warehouse space provided by Thomas Lamb at no cost to the company is estimated at $500 per month starting on February 1, 2004, totaling $3,000 for the period February 1, 2004 to July 31, 2004.

Operating Loss
--------------

Our operating loss for the year ended July 31, 2004 was $39,022.

Known Trends Likely To Have Material Impact on Net Sales, Revenue Or Income
---------------------------------------------------------------------------

We are actively pursuing new products to represent as well as aggressively marketing our existing products. We continue to promote our insect repellant products to large retailers with substantial market presence throughout Canada and the United States. If these efforts prove successful, we expect substantial increases in sales and gross profit. However, we cannot at this time predict likelihood of success of these initiatives.

Internal and External Sources of Liquidity
------------------------------------------

Our net cash used by operating activities was $20,474 for the year ended July 31, 2004. The Company raised, via private placements of stock in March, April, May and June of 2004, a total of $27,900. In addition, the Company has a line of credit with CIBC for CDN $20,000 ($15,000 on July 31, 2004) of which, as at July 31, 2004 the Company has drawn down $442. The facility bears interest at bank prime rate plus 5.5%. The Company's president, Thomas Lamb, has agreed to loan the Company up to $75,000 to fund the Company's day-to-day operations if need be.

Our management believes that current cash on hand is sufficient to meet our present growth strategies and related working capital and capital expenditure requirements for at least the next 12 months.

We do not believe that there will be significant research and development expenses during the next 12 months.

Known Trends Likely To Have a Material Impact on Short or Long Term Liquidity
-----------------------------------------------------------------------------

Since our management plans to hire additional staff only on a commissioned basis, and there are no plans for other significant expenditures over the coming year (aside from marketing costs, discussed below), adverse material impacts on short term liquidity are not expected. Our agreements with manufacturers do not require us to make any financial commitments. We will not be making large purchases of product from our manufacturers and suppliers unless the product has already been purchased by a customer. Our long-term liquidity will rely much on the success of our initial product sales and general marketing.

Marketing Strategy and Expenses
-------------------------------

We anticipate that our major expense over the next year will be in product marketing. Specifically, our directors and representatives will be traveling to personally visit various retailers and businesses in an attempt to sell our products. Mr. Thomas Lamb will continue to visit golf courses and retailers in Western Canada, Ms. Rebecca Miller will continue to represent our insect repellant products to large national retailers, and there will be other, similar travel expenses for Mr. Lamb, Ms. Miller, other directors and future representatives as new opportunities arise. However, even in the complete absence of sales for the coming year, we anticipate that the Company's current cash on hand will allow us to execute our marketing plan until August of 2005.

Income Tax and Other Taxes.
---------------------------

We are in compliance with all payments of the relevant Nevada and Canadian corporate taxes and U.S. federal taxes.

Off Balance Sheet Transactions
------------------------------

As of July 31, 2004, the Company has no off balance sheet transactions.

We believe the above discussion contains a number of forward-looking statements. Our actual results and our actual plan of operations may differ materially from what is stated above. Factors which may cause our actual results or our actual plan of operations to vary include, among other things, decisions of our board of directors not to pursue a specific course of action based on its re-assessment of the facts or new facts, changes in the golf bar, insect repellant or barbeque businesses, or general economic conditions and other factors.


                             DESCRIPTION OF PROPERTY
                             -----------------------

We do not lease or own any real property. We maintain our corporate office at 3715 West 14th Avenue, Vancouver, BC, V6R 2W8. This office space is being provided free of charge by our president, Thomas Lamb. This arrangement provides us with the office space necessary to take care of necessary paper work and telephone, fax and mailing facilities. Warehouse space for our Golf Nutrition System inventory is provided free of charge by Thomas Lamb at the same address. As our business grows, it will be necessary for us to seek additional office and warehouse space. The Company will seek such space only if revenues make the extra expense manageable. Management believes suitable office space and warehouse space will be available when it is needed. The fair value of the office and warehouse space provided by Thomas Lamb was estimated at $500 per month starting on February 1, 2004. An amount of $3,000 for these services has been charged to operations for the period ended July 31, 2004, with a credit to additional paid in capital.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
                 ----------------------------------------------

With the exception of the one agreement referenced below, none of the following parties has, since our date of incorporation, any material interest, direct or indirect, in any material transaction or proposed transaction with us:

1.   Any of our directors or officers;
2.   Any person proposed as a nominee for election as a director;
3. Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
4.   Any of our promoters;
5. Any relative or spouse of any of the foregoing persons who has the same house as such person.

Thomas Lamb, our president, secretary, treasurer and director has agreed to loan the Company $75,000 on an as-needed basis to fund operations and expenses, with terms of the loan to be determined at time of lending. Interest charged will not exceed the prevailing bank prime rate plus 1%.

Ms. Rebecca Miller, a Company director, has an independent contractor relationship with the Company under an Independent Contractor Agreement made and effective as of May 15, 2004. The agreement provides that Ms. Miller is to market and assist in selling Europa's products and will be paid a commission equal to 50% of the net profits made by the Company attributable to sales Ms. Miller facilitates. In addition, Ms. Miller will be paid 50% of the value of ongoing agreements with customers which are sold, transferred or assigned by the Company, provided she facilitated dealings with that customer. The terms of this agreement are as beneficial to the Company as could be obtained from unaffiliated third parties.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
            --------------------------------------------------------

There is presently no public market for our common stock. We anticipate applying for listing of our common stock on the NASD Over-The-Counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.


                              GOVERNMENT REGULATION
                              ---------------------

Our business is not currently subject to any government regulation. Government regulation of the products we market is a matter handled by the manufacturers we represent. The Kalamazoo Grill, ScentMaster, McKirdy's and the Back to Nature Golf Nutrition System have all been for sale in the United States and Canada for a number of years. We expect to continue dealing with established manufactures and proven products.

                              FINANCIAL STATEMENTS
                              --------------------


                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)


                             JULY 31, 2004 AND 2003
                            (Stated in U.S. Dollars)


                                    CONTENTS
                                    --------


PAGE       F-1     INDEPENDENT AUDITORS' REPORT
PAGE       F-2     BALANCE SHEET AS OF JULY 31, 2004
PAGE       F-3     STATEMENT OF OPERATIONS FOR THE PERIOD FROM
                   JUNE 6, 2003 (INCEPTION) THROUGH JULY 31, 2004
PAGE       F-4     STATEMENT OF CASH FLOWS FOR THE PERIOD FROM
                   JUNE 6, 2003(INCEPTION) THROUGH JULY 31, 2004
PAGE       F-5     STATEMENT OF STOCKHOLDERS' EQUITY FOR THE PERIOD
                   FROM JUNE 6, 2003 (INCEPTION) THROUGH
                   JULY 31, 2004
PAGES      F-6     NOTES TO FINANCIAL STATEMENTS AS OF JULY 31, 2004

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------



To the Board of Directors and Shareholders of Europa
Trade Agency Ltd. (A development stage company)

We have audited the balance sheets of Europa Trade Agency Ltd. (a development stage company) as at July 31, 2004 and 2003, and the statements of operations, cash flows, and stockholders' equity for the year ended July 31, 2004, for the period from incorporation, June 6, 2003, to July 31, 2003, and for the cumulative period from incorporation, June 6, 2003, to July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2004 and 2003, and the results of its operations and cash flows for the periods indicated in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred a net loss of $39,022 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                             "Morgan & Company"

August 30, 2004                                            Chartered Accountants

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                                 BALANCE SHEETS
                                 --------------
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------------
                                                                   JULY 31
                                                            2004             2003
--------------------------------------------------------------------------------------

ASSETS

Current
     Cash                                               $      27,424    $       -
     Accounts receivable                                          556            -
     Inventory                                                  4,666            -
                                                        ------------------------------
                                                               32,646            -

Property And Equipment, net (Note 3)                              169            -
                                                        ------------------------------

                                                        $      32,815    $       -
======================================================================================

LIABILITIES

Current
     Trade accounts payable                             $       3,342    $       -
     Accrued liabilities                                        2,355            -
     Advances payable (Note 5)                                  5,285            -
                                                        ------------------------------
                                                               10,982            -
                                                        ------------------------------

STOCKHOLDERS' EQUITY

Common Stock
     Authorized:
         50,000,000 common shares with par value of $0.001 per share

     Issued and outstanding:
          3,010,000 common shares                               3,010            -

     Additional paid-in capital                                57,890            -

Accumulated Other Comprehensive Loss                              (45)           -
Accumulated Deficit During The Development Stage              (39,022)           -
                                                        ------------------------------
                                                               21,833            -
                                                        ------------------------------

                                                        $      32,815    $       -
======================================================================================



    The accompanying notes are an integral part of the financial statements.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                            ------------------------
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------------------------------
                                                                                           CUMULATIVE
                                                                      PERIOD FROM         PERIOD FROM
                                                                     INCORPORATION       INCORPORATION
                                                      YEAR               JUNE 6              JUNE 6
                                                     ENDED              2003 TO             2003 TO
                                                    JULY 31             JULY 31             JULY 31
                                                      2004                2003                2004
--------------------------------------------------------------------------------------------------------

Sales Revenue                                   $         3,385     $             -     $         3,385

Cost Of Sales                                             2,926                   -               2,926
                                                --------------------------------------------------------

Gross Margin                                                459                   -                 459
                                                --------------------------------------------------------

Expenses
     Advertising and promotion                            2,698                   -               2,698
     Bank charges and interest                              413                   -                 413
     Depreciation                                            73                   -                  73
     Licenses and dues                                      310                   -                 310
     Management services (Note 5)                        15,000                   -              15,000
     Office and sundry                                      970                   -                 970
     Professional fees                                    3,207                   -               3,207
     Rent (Note 5)                                        3,000                   -               3,000
     Telephone                                            2,640                   -               2,640
     Travel                                              11,170                   -              11,170
                                                --------------------------------------------------------
                                                         39,481                   -              39,481
                                                --------------------------------------------------------

Net Loss For The Period                         $       (39,022)    $             -     $       (39,022)
========================================================================================================


Net Loss Per Share, Basic and diluted           $         (0.04)    $             -
====================================================================================


Weighted Average Number Of Common Shares
 Outstanding                                            871,261                   -
====================================================================================


Other Comprehensive Loss
     Net loss for the period                    $       (39,022)    $             -
     Foreign currency translation adjustment
                                                            (45)                  -
                                                ------------------------------------

Total Comprehensive Loss                        $       (39,067)    $             -
====================================================================================






    The accompanying notes are an integral part of the financial statements.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                            ------------------------
                            (Stated in U.S. Dollars)



---------------------------------------------------------------------------------------------------------------
                                                                                                  CUMULATIVE
                                                                             PERIOD FROM         PERIOD FROM
                                                                            INCORPORATION       INCORPORATION
                                                             YEAR               JUNE 6              JUNE 6
                                                            ENDED              2003 TO             2003 TO
                                                           JULY 31             JULY 31             JULY 31
                                                             2004                2003                2004
---------------------------------------------------------------------------------------------------------------

Operating Activities
     Net loss for the period                           $       (39,022)    $             -     $       (39,022)

Adjustments To Reconcile Net Loss To Cash Used By
  Operating Activities
     Depreciation                                                   73                   -                  73
     Donated services                                           18,000                   -              18,000
     Accounts receivable                                          (556)                  -                (556)
     Inventory                                                  (4,666)                  -              (4,666)
     Trade accounts payable and accrued liabilities
                                                                 5,697                   -               5,697
                                                       --------------------------------------------------------
                                                               (20,474)                  -             (20,474)
                                                       --------------------------------------------------------

Investing Activity
     Purchase of property and equipment                           (242)                  -                (242)
                                                       --------------------------------------------------------

Financing Activities
     Advances payable                                           20,285                   -              20,285
     Issue of common shares for cash                            27,900                   -              27,900
                                                       --------------------------------------------------------
                                                                48,185                   -              48,185
                                                       --------------------------------------------------------

Foreign Exchange Effect On Cash                                    (45)                  -                 (45)
                                                       --------------------------------------------------------

Increase In Cash                                                27,424                   -              27,424

Cash, Beginning Of Period                                            -                   -                   -
                                                       --------------------------------------------------------

Cash, End Of Period                                    $        27,424     $             -     $        27,424
===============================================================================================================


Supplemental Cash Flow Information
     2,000,000 common shares issued for debt
       settlement                                      $       15,000      $             -     $        15,000
===============================================================================================================





    The accompanying notes are an integral part of the financial statements.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                        ---------------------------------

            PERIOD FROM INCORPORATION, JUNE 6, 2003, TO JULY 31, 2004
                            (Stated in U.S. Dollars)



                                                                        ACCUMULATED
                                                                          DEFICIT       ACCUMULATED
                              NUMBER                      ADDITIONAL     DURING THE        OTHER           TOTAL
                                OF                         PAID-IN      DEVELOPMENT    COMPREHENSIVE   STOCKHOLDERS'
                              SHARES         AMOUNT        CAPITAL         STAGE           LOSS           EQUITY
                           ------------   ------------   ------------   ------------   -------------   -------------

Shares issued for debt
  settlement - March 31,
  2004                       2,000,000    $     2,000    $    13,000    $         -    $          -    $     15,000

Shares issued for cash -
  May 18, 2004                 900,000            900         17,100              -               -          18,000

Shares issued for cash -
  June 30, 2004                110,000            110          9,790              -               -           9,900

Foreign currency
  translation                        -              -              -              -             (45)            (45)

Donated capital (Note 5)             -              -        18,000               -               -          18,000

Net loss for the period              -              -              -        (39,022)              -         (39,022)
                           -----------------------------------------------------------------------------------------

Balance, July 31, 2004       3,010,000    $     3,010    $    57,890    $   (39,022)   $        (45)   $     21,833
                           =========================================================================================






















    The accompanying notes are an integral part of the financial statements.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             JULY 31, 2004 AND 2003
                            (Stated in U.S. Dollars)


1.   NATURE OF OPERATIONS
     --------------------

     a)   Organization

          The Company was incorporated federally under the laws of Canada, on June 6, 2003, and extraprovincially registered in British Columbia on September 26, 2003. The Company was continued under the laws of the state of Nevada on May 26, 2004.

     b)   Development Stage Activities

          The Company specializes and will continue to specialize in the distribution and sale of products developed and manufactured by others. The Company seeks distribution agreements with manufacturers of products they believe there is a ready market for in areas readily accessible to the Company.

          The Company is in the development stage. Therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales adequate to support its cost structure.

     c)  Going Concern

          Since inception, the Company has suffered recurring losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business. Since its inception, the Company has funded operations through private placements and advances from related parties. Management believes that sufficient funding will be available to meet its business objectives, including anticipated cash needs for working capital, and is currently evaluating several financing options. Management intends to seek additional capital through private placements and public offering of its common stock. However, there can be no assurance that the Company will be able to obtain sufficient funds to continue the development of and successful sale of its products. As a result of the foregoing, there exists substantial doubt about the Company's ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             JULY 31, 2004 AND 2003
                            (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES
     -------------------------------

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     b)   Development Stage Company

          The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     c)   Inventory

          Inventory of packaged goods available for sale is valued at the lower of cost and net realizable value.

          Cost of inventory is determined using the actual purchase price of the goods in inventory plus applicable overhead costs.

     d)   Property and Equipment

          Property and equipment comprise computer equipment which is recorded at cost, and is being depreciated on a 30% straight line basis.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             JULY 31, 2004 AND 2003
                            (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)
     -------------------------------

     e)   Foreign Currency Translation

          The Company's operations are located in Canada, and its functional currency is the Canadian dollar. The financial statements have been translated using the current method whereby the assets and liabilities are translated at the year end exchange rate, capital accounts at the historical exchange rate, and revenues and expenses at the average exchange rate for the period. Adjustments arising from the translation of the Company's financial statements are included as a separate component of shareholders' equity.

     f)   Revenue Recognition

          Revenue from sales is recognized once goods have been delivered to the customers. Cash collections in advance of delivery will be recorded as deferred revenue and recognized as revenue at the time of delivery. Costs related to shipping and handling are included in cost of sales.

     g)   Stock Based Compensation

          The Company measures compensation cost for stock based compensation using the intrinsic value method of accounting as prescribed by A.P.B. Opinion No. 25 - "Accounting for Stock Issued to Employees". The Company has adopted those provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation", which require disclosure of the pro-forma effect on net earnings and earnings per share as if compensation cost had been recognized based upon the estimated fair value at the date of grant for options awarded. The Company has not granted any stock options since incorporation.

     h)   Basic and Diluted Loss Per Share

          In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if any potentially dilutive securities had been issued. At July 31, 2004, the Company has no dilutive stock equivalents.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             JULY 31, 2004 AND 2003
                            (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)
     -------------------------------

     i)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     j)   Financial Instruments

          The  Company's   financial   instruments  consist  of  cash,  accounts
          receivable, accounts payable and accrued liabilities, and advances payable.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.


3.   PROPERTY AND EQUIPMENT
     ----------------------

                                                  ACCUMULATED    NET BOOK
                                       COST      DEPRECIATION      VALUE
                                   ------------------------------------------

     Computer equipment            $      242    $        73     $      169
                                   ==========================================


4.   OPERATING LINE OF CREDIT
     ------------------------

     As at July 31, 2004, the Company has a short-term bank line of credit totalling $15,000 of which $442 has been drawn down. The line of credit is a revolving operating facility that bears interest at bank prime rate plus 5.5% and is secured by the personal guarantee of a shareholder and director.


5.   RELATED PARTY TRANSACTIONS
     --------------------------

     a) Advances payable are due to a director of the Company for expenses paid on behalf of the Company. The amount bears no interest, is unsecured and has no stated terms of repayment.

     b) The fair value of management services of $15,000 and rent of $3,000, contributed by a director, was charged to operations and recorded as donated capital during the period.

                            EUROPA TRADE AGENCY LTD.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

                             JULY 31, 2004 AND 2003
                            (Stated in U.S. Dollars)


6.   INCOME TAX
     ----------

     A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

     Loss for the period                                          $   (39,022)
     Statutory tax rate                                                   35%
                                                                  -------------

     Expected income tax provision                                $   (13,658)
     Unrecognized tax losses                                           13,658
                                                                  -------------

                                                                  $         -
                                                                  =============

     Significant components of deferred income tax assets are as follows:

     Operating loss                                               $    13,658
     Valuation allowance                                              (13,658)
                                                                  -------------

                                                                  $         -
                                                                  =============

     The Company has $39,022 in losses carryforward which will expire in 2024 if not utilized.

                                     PART II
                                     -------

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS
                   ------------------------------------------

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS
                    -----------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the NRS, director immunity from liability to a Company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1)  such indemnification is expressly required to be made by law;
     (2)  the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other expenses of issuance and distribution
-------------------------------------------

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee*              $     11.52
Federal Taxes                                                     $         0
State Taxes and Fees                                              $         0
Transfer Agent Fees                                               $     1,000
Accounting fees and expenses                                      $    10,000
Legal fees and expenses                                           $    10,000
Miscellaneous                                                     $         0
                                                                  ------------
Total                                                             $ 21,011.52
                                                                  ============

*    All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


                     RECENT SALES OF UNREGISTERED SECURITIES
                     ---------------------------------------

We completed the issuance of 2,000,000 shares of our common stock pursuant to Thomas Lamb and Craig Lamb pursuant to Regulation S on March 31, 2004. We cancelled CDN$20,000 in outstanding loans in connection with the issuance. No commissions or fees were paid in connection with the issuance. The 2,000,000 shares of common stock are restricted securities.

Between April 30 and May 18, 2004, we completed a placement of 900,000 shares of our common stock pursuant to Regulation S.. The shares were issued at a price of $0.02 per share. We received proceeds of $18,000 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

--   We implemented offering restrictions in the subscription agreements with investors.
--   The purchasers in this offering are all non-U.S. residents.
--   None of the purchasers have offered or sold their shares to date.
--   Their shares are being registered as part of this form SB-2 registration statement.
--   Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.
--   Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
--   Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.
--   The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.
--   None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.

We completed another placement of 110,000 shares of our common stock pursuant to Regulation S of the 1933 Act on June 30, 2004. All shares were issued at a price of $0.09 per share. We received proceeds of $9,900 from the offering. Each purchaser represented to us that the purchaser was a Non-US Person as defined in Regulation S. No directed selling efforts were made in the United States. We complied with the conditions of Category 3 of 903(b) as follows:

--   We implemented offering restrictions in the subscription agreements with investors.
--   The purchasers in this offering are all non-U.S. residents.
--   None of the purchasers have offered or sold their shares to date.
--   Their shares are being registered as part of this form SB-2 registration statement.
--   Appropriate legends were affixed to the stock certificates issued in accordance with Regulation S.
--   Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
--   Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Act.
--   The Company will refuse to register any transfer of the shares not made in accordance with Regulation S.
--   None of the shares were sold through an underwriter and accordingly, there were no discounts or commissions involve. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. The selling shareholders named in this prospectus include all of the purchasers who purchased shares pursuant to this Regulation S offering.


                                    EXHIBITS
                                    --------

EXHIBIT
NUMBER         DESCRIPTION
-------        -----------

 3.1           Articles of Incorporation
 3.2           By-Laws
 5.1           Opinion of Stepp Law Group
10.1           Kalamazoo Grill Agreement
10.2           Bug Master LLC Agreement (Wal-Mart Canada)
10.3           Bug Master LLC correspondence confirming agreement (Wal-Mart USA)
10.4           Back to Nature Golf Nutrition System Agreement
10.5           Rebecca Miller Independent Contractor Agreement
10.6           Thomas Lamb letter regarding $75,000 loan
10.7           Line of credit/facility agreement with CIBC
23.1           Consent of Accountants
23.2           Consent of Stepp Law Group included in Exhibit 5.1
99.1           Golf Snack Bar Marketing Material


                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

In accordance with the requirements of the Securities Exchange Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Vancouver, Province of British Columbia on September 2, 2004.

Europa Trade Agency Ltd.
-----------------------


By:  /s/ Thomas Lamb
     ----------------------------
     Thomas Lamb, President


In accordance with the requirements of the Securities Act of 1933, the following persons in the capacities indicated and on the dates stated have signed this registration statement below.


SIGNATURE                    CAPACITY                          DATE
---------                    --------                          ----



                             Principal executive officer
                             Principal financial officer
                             Principal accounting officer
/s/ Thomas Lamb              and Director                      December 2, 2004
-------------------
Thomas Lamb



/s/ Rebecca Miller           Director                          December 2, 2004
-------------------
Rebecca Miller



/s/ Dan Turner               Director                          December 2, 2004
-------------------
Dan Turner